UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of G. Edward Evans, Chief Executive Officer

On January 16, 2015, Inteliquent, Inc. (the “Company”) announced that G. Edward Evans will be departing as the Company’s Chief Executive Officer in connection with the upcoming expiration of the employment agreement dated April 1, 2011 between the Company and Mr. Evans (as amended, the “Employment Agreement”). While the term of the Employment Agreement is set to expire on March 31, 2015, the Company and Mr. Evans anticipate that Mr. Evans will continue to act as the Company’s Chief Executive Officer beyond such date under the terms of the Employment Agreement if necessary to permit the Company to complete its search for his successor. In addition, it is anticipated that Mr. Evans will resign as a member of the Company’s Board of Directors upon his departure as Chief Executive Officer.

Mr. Evans may enter into a written employment separation agreement and release in connection with his departure. However, since the terms of Mr. Evans’ separation arrangement have not been finalized, the Company has not included such terms in this Form 8-K. The final terms of any such separation and any related agreements will be disclosed in a future Form 8-K filing.

A copy of the press release regarding Mr. Evans’ departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

By:	/s/ Richard L. Monto
Name:	Richard L. Monto
Title:	General Counsel, Senior Vice President and Corporate Secretary

Date: January 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 16, 2015.